UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20546

                                    FORM 8-A

  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b)
                 OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

                             ROADHOUSE GRILL, INC.
             (Exact name of registrant as specified in its charter)

        Florida                                        65-0367604

(State of incorporation or organization)    (I.R.S. Employer Identification No.)

6600 N. Andrews Ave., Suite 160
Fort Lauderdale, Florida                          33309
(Address of prinicipal executive offices)        (Zip Code)

Securites to be registered pursuant to Section 12(b) of the Act:

Title of each class                     Name of each exchange on which
to be so registered:                    each class is to be registered:

Common Stock, par value $.03 per share  National Market Tier of Nasdaq

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The information set forth under the heading "Description of Capital Stock" in the prospectus that is part of Amendment No. 1 to the Registration Statement on Form S-1 filed by the Registrant on October 24, 1996, as amended (Registration No. 333-12751), is hereby incorporated by reference.

ITEM 2.  EXHIBITS

     (1) Please incorporate by reference exhibits filed with Application for Registration on Form S-1 No. 333-12751.

     (4)(a) Please incorporate by reference exhibits filed with Application for Registration on Form S-1 No. 333-12751.

     (4)(b) Please incorporate by reference exhibits filed with Application for Registration on Form S-1 No. 333-12751.

      (5) Please incorporate by reference exhibits filed with Application for Registration on Form S-1 No. 333-12751.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration to be signed on its behalf by the undersigned, thereto duly authorized.



                                         Roadhouse Grill, Inc.

                                         By:/s/ JOHN DAVID TOOLE III
                                            -----------------------------------
                                             John David Toole III
                                             President, Chief Executive Officer


Date: November 13, 1996